UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

SERVICES ACQUISITION CORP. INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

401 East Olas Boulevard, Suite 1140

Fort Lauderdale, Florida 33301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 713-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Effective as of September 23, 2005, the Board of Directors of Services Acquisition Corp. International (the “Company”) expanded the size of the Board to six members and appointed Cris V. Branden, to serve as a Class A Director until the first annual meeting of the Company’s stockholders. Mr. Branden will serve on the audit committee of the Board of Directors.

                Cris V. Branden is currently the Chief Financial Officer of Huizenga Holdings, Inc., the personal investment and management vehicle for H. Wayne Huizenga, and has been with the firm since 1996. Mr. Branden previously practiced public accounting for 14 years with Arthur Andersen from 1982 to 1984 and with Machen, Powers & Disque, certified public accountants, from 1984 to 1996. Mr. Branden is currently a member of the board of directors of Swisher International, Inc., a restroom hygiene services franchisor. Mr. Branden is a Certified Public Accountant and received his BA from Auburn University in 1982.  Mr. Branden was formerly a special advisor to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICES ACQUISITION CORP.
INTERNATIONAL
Dated: September 23, 2005

/s/ Thomas E. Aucamp
Thomas E.Aucamp
Vice President

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